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                                                                    EXHIBIT 10.8

                           RESTRICTED STOCK AGREEMENT

                       VERTEX PHARMACEUTICALS INCORPORATED


       AGREEMENT made as of the 6th day of May 2004 (the "GRANT DATE") between Vertex Pharmaceuticals Incorporated (the "COMPANY"), a Massachusetts corporation having its principal place of business in Cambridge, Massachusetts and [____] (the "PARTICIPANT").

       WHEREAS, the Company has adopted the Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan (the "PLAN") to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

       WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer for sale to the Participant shares of the Company's common stock, $0.01 par value per share ("COMMON STOCK"), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

       WHEREAS, Participant wishes to accept said offer; and

       WHEREAS, the parties agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. DEFINITIONS.


            1.1 "ACCELERATION DATE" shall mean the date on which the Company's Board of Directors determines that the Company has achieved Profitability.

            1.2 "CAUSE" shall mean:

            (a) conviction of the Participant of a felony crime of moral turpitude;

            (b) the Participant's willful refusal or failure to follow a lawful directive or instruction of the Company's Board of Directors or the individual(s) to whom the Participant reports PROVIDED that the Participant received prior written notice of the directive(s) or instruction(s) that the Participant failed to follow, and PROVIDED FURTHER that the Participant did not correct any such problems within thirty (30) days after receiving notice in good faith from the Company;

            (c) the Participant commits (i) willful gross negligence, or (ii) willful gross misconduct in carrying out the Participant's duties, resulting in either case in material harm to the Company, unless such act, or failure to


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            act, was believed by the Participant, in good faith, to be in the best interests of the Company; or

            (d) the Participant's violation of the Company's policies made known to the Participant regarding confidentiality, securities trading or inside information.

            1.3 "CHANGE OF CONTROL" shall mean that:


            (a) any "person" or "group" as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "ACT"), becomes a beneficial owner, as such term is used in Rule 13d-3 promulgated under the Act, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company having the right to vote in the election of directors; or

            (b) all or substantially all the business or assets of the Company are sold or disposed of, or the Company or a subsidiary of the Company combines with another company pursuant to a merger, consolidation, or other similar transaction, OTHER THAN (i) a transaction solely for the purpose of reincorporating the Company or one of its subsidiaries in a different jurisdiction or recapitalizing or reclassifying the Company's stock; or (ii) a merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the Company or the surviving entity immediately after the merger or consolidation.

            1.4 "DISABILITY" shall mean a disability as determined under the Company's long-term disability plan or program in effect at the time the disability first occurs, or if no such plan or program exists at the time of disability, then a "disability" as defined under Internal Revenue Code
       Section 22(e)(3).

            1.5 "GOOD REASON" shall mean that, without the Participant's consent, one or more of the following events occurs, and the Participant, of his or her own initiative, terminates his or her employment by the Company or an affiliate:

            (i) The Participant is assigned to any duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities performed in the Participant's positions and offices on the date hereof, provided that such reassignment of duties or responsibilities is not due to the Participant's Disability or the Participant's performance, nor is at the Participant's request;

            (ii) The Participant suffers a reduction in the authorities, duties, and responsibilities associated with the Participant's positions and offices on the date hereof on the basis of which the Participant makes a determination in good faith that the Participant can no longer carry out such positions or offices in the manner contemplated on the date



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            hereof, provided that such reassignment of duties or
            responsibilities is not due to the Participant's Disability or the Participant's performance, nor is at the Participant's request;

            (iii) The Participant's base salary is decreased below the level on the date hereof;

            (iv) The principal office of the Company, or the location of the office to which the Participant is assigned on the date hereof, is relocated to a place thirty-five (35) or more miles away; or

            (v) Following a Change of Control, the Company's successor fails to assume the Company's rights and obligations under this Agreement.

            1.6 "PROFITABILITY" shall mean that the Company has aggregate positive net income for four consecutive financial quarters, as reported by the Company, applying generally accepted accounting principles, consistently applied, adjusted upwards or downwards to exclude:

            (a) acquisition and merger-related charges;

            (b) gains and losses from the disposition of significant assets other than in the ordinary course of the Company's business;

            (c) gains and losses from investments (not including gains and losses related to the management of cash and cash equivalents, and marketable securities);

            (d) gains and losses from the adoption of new or alternative accounting treatments;

            (e) employee stock/equity compensation charges;

            (f) gains or losses associated with conversion or exchange of convertible debt;

            (g) special charges related to acquisitions, such as, for example, good will adjustments, in-process R&D charges, and adjustments for harmonization of accounting principles;

            (h) asset impairment charges;

            (i) legal contingencies; and

            (j) other similar or analogous items;

       PROVIDED, HOWEVER, that in making the determination of the amount of aggregate net income, the Company's Board of Directors may include any particular item falling within the categories listed above, or exclude or include other items as it deems reasonable and appropriate to achieve the objectives of the Plan.


       2. TERMS OF PURCHASE. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, [_________] shares of the Company's Common Stock (such shares, subject to adjustment pursuant to Section 17 of the Plan and Subsection 3(g) hereof, the "GRANTED SHARES") at a purchase price per share of $0.01 (the "PURCHASE PRICE"), receipt of which is hereby acknowledged by the Company.


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       3. COMPANY'S LAPSING REPURCHASE RIGHT.


            (a) LAPSING REPURCHASE RIGHT. Except as set forth in Subsection 3(b) hereof, and subject to subsections(i), (ii) and (iii) below, if for any reason the Participant no longer is an employee, director or consultant of the Company or an affiliate prior to the fifth anniversary of the Grant Date, the Company (or its designee) shall have the option, but not the obligation, to purchase from the Participant (or the Participant's survivor), and, in the event the Company exercises such option, the Participant (or the Participant's survivor) shall be obligated to sell to the Company (or its designee), at a price per Granted Share equal to the Purchase Price, all or any part of the Granted Shares as set forth in clauses (i), (ii) and (iii) below (the "LAPSING REPURCHASE RIGHT"). The Company's Lapsing Repurchase Right shall be valid for a period of one year commencing with the date of such termination of employment or service. Notwithstanding any other provision hereof, in the event the Company is prohibited during such one year period from exercising its Lapsing Repurchase Right by applicable law, then the time period during which such Lapsing Repurchase Right may be exercised shall be extended until 30 days after the Company is first not so prohibited. Notwithstanding the foregoing,

                 (i) the Company's Lapsing Repurchase Right shall lapse with respect to 50% of the Granted Shares on the third anniversary of the Grant Date, if the Participant continues to serve as an employee, director or consultant of the Company on that date;

                 (ii) the Company's Lapsing Repurchase Right shall lapse with respect to 50% of the Granted Shares on the earlier of (a) the Acceleration Date or (b) the fifth anniversary of the Grant Date, if the Participant continues to serve as an employee, director or consultant of the Company on that date.

                 (iii) notwithstanding anything to the contrary contained in this Agreement, if the Company or an affiliate terminates the Participant's employment or service for Cause or in the event the Committee determines, within 90 days after the Participant's termination, that either prior or subsequent to the Participant's termination the Participant engaged in conduct that would constitute Cause, the Company shall have the option to repurchase all of the Granted Shares acquired by the Participant hereunder for the Purchase Price.

            (b) EFFECT OF TERMINATION BY THE COMPANY WITHOUT CAUSE, BY THE PARTICIPANT FOR GOOD REASON, OR UPON DISABILITY OR DEATH. Except as otherwise provided in Subsection 3 (a)(iii) above, the Company's Lapsing Repurchase Right shall terminate, and the Participant's ownership of all Granted Shares then owned by the Participant shall become vested, if the Company or an affiliate terminates the Participant's employment or service other than for Cause, if the Participant terminates his or her employment for Good Reason, or if the Participant ceases to be an employee, director or consultant of the Company by reason of Disability or death.

            (c) CLOSING. If the Company exercises the Lapsing Repurchase Right, the Company shall notify the Participant, or, in the case of the Participant's death, his or her survivor, in writing of its intent to repurchase the Granted Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of


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       the Lapsing Repurchase Right. The notice shall specify the place, time and date for payment of the repurchase price (the "CLOSING") and the number of Granted Shares with respect to which the Company is exercising the Lapsing Repurchase Right. The Closing shall be not less than ten days nor more than 60 days from the date of mailing of the notice, and the Participant or the Participant's survivor with respect to the Granted Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Participant or the Participant's survivor and the Granted Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant's survivor.

            (d) ESCROW. All Granted Shares that are subject to the Lapsing Repurchase Right, together with any securities distributed in respect thereof such as through a stock split or other recapitalization, shall be held by the Company in escrow until such time as the Granted Shares have vested. The Company promptly shall release Granted Shares from escrow upon termination of the Lapsing Repurchase Right with respect to those Granted Shares.

            (e) PROHIBITION ON TRANSFER. The Participant recognizes and agrees that all Granted Shares that are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Committee, may transfer the Granted Shares for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term "Immediate Family" shall mean the Participant's spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant). The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 3(e), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 3(e).

            (f) FAILURE TO DELIVER GRANTED SHARES TO BE REPURCHASED. If the Granted Shares to be repurchased by the Company under this Agreement are not in the Company's possession pursuant to Subsection 3 (d) above or otherwise and the Participant or the Participant's survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or the Participant's survivor upon delivery of such Granted Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and to treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

            (g) ADJUSTMENTS. The Plan contains provisions covering the treatment of Granted Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.


       3. LEGEND. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of May 6, 2004 with the Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

       4. INCORPORATION OF THE PLAN. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

       5. TAX LIABILITY OF THE PARTICIPANT AND PAYMENT OF TAXES. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Repurchase Right, shall be the Participant's responsibility. The Participant agrees and acknowledges that (i) the Company promptly will withhold from the Participant's pay the amount of taxes the Company is required to withhold upon the lapsing of any Lapsing Repurchase Right on the part of the Company pursuant to this Agreement, and (ii) the Participant shall make immediate payment to the Company in the amount of any tax required to be withheld by the Company in excess of the Participant's pay available for such withholding.

       6. EQUITABLE RELIEF. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

       7. NO OBLIGATION TO MAINTAIN RELATIONSHIP. The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an affiliate. The Participant acknowledges: (i) that the Plan is discretionary in


                                       6
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nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Granted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase right, will be at the sole discretion of the Company; (iv) that the Participant's participation in the Plan is voluntary; (v) that the value of the Granted Shares is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; and (vi) that the Granted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

       9. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

       If to the Company:


            Vertex Pharmaceuticals Incorporated
            130 Waverly Street
            Cambridge, MA 02139
            Attention: Legal Department-Corporate

       If to the Participant:

            At the Participant's home address then
            listed in the Company's payroll records

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

       10. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

       11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the courts of Boston, Massachusetts or the federal courts of the United States for the District of Massachusetts.

       12. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement,




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and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

       13. ENTIRE AGREEMENT. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

       14. MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

       15. CONSENT OF SPOUSE. If the Participant is married as of the date of this Agreement, the Participant's spouse shall execute a Consent of Spouse in the form of EXHIBIT A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant marries or remarries subsequent to the date hereof, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse's executing and delivering a Consent of Spouse in the form of EXHIBIT A.

       16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       17. DATA PRIVACY. By entering into this Agreement, the Participant: (i) authorizes the Company and each affiliate, and any agent of the Company or any affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its affiliates such information and data as the Company or any such affiliate shall request in order to facilitate the grant of Granted Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each affiliate to store and transmit such information in electronic form.


                            [Signature page follows]


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         VERTEX PHARMACEUTICALS INCORPORATED




                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         PARTICIPANT:


                                         ---------------------------------------
                                         Print name:



                                       9
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                                      EXHIBIT A

                                  CONSENT OF SPOUSE

       I, ____________________________, spouse of _____________________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of _______________, 200__ (the "AGREEMENT") to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of VERTEX PHARMACEUTICALS INCORPORATED (the "COMPANY") and that, accordingly, the Company has the right to repurchase up to all of the Granted Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

       I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

       I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Granted Shares by the Company and the sale of the Granted Shares by my spouse or my spouse's legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

       I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

       Dated as of the _______ day of ________________, 200__.



                                         ---------------------------------------
                                         Print name:


                                      B-1

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                                   SCHEDULE 1
                      PARTIES TO RESTRICTED STOCK AGREEMENT


               Individual                                    Number of Shares
               ----------                                    ----------------
               Alam, John J.                                      65,000
               Boger, Joshua S.                                  105,000
               Boger, Kenneth S.                                  65,000
               Brum, Lynne H.                                     35,000
               Coles, N. Anthony                                  65,000
               Fritz, Pamela J.                                   35,000
               Gharakharian, Shahin                               20,000
               Golec, Julian                                      20,000
               Henry, Glinda Louise                               20,000
               Kauffman, Robert S.                                20,000
               Kelley, William S.                                 20,000
               Lyons, Steve                                       20,000
               Mueller, Peter                                     65,000
               Murcko, Mark                                       20,000
               Negulescu, Paul A.                                 20,000
               Olson, Eric                                        20,000
               Randle, John C.R.                                  20,000
               Sato, Vicki L.                                     87,500
               Schmidt, Steven P.                                 20,000
               Smith, Ian F.                                      65,000
               Thomson, John                                      20,000
               Tung, Roger D.                                     20,000
               Vaz, Alfred                                        20,000
               Williams Leslie L.                                 20,000
               Wilson, Jeffrey D.                                 35,000